Exhibit 2.1

PAR VALUE $0.09 CLASS A ORDINARY SHARES THIS CERTIFIES THAT Is THE OWNER Or FULLY PAID AND NON - ASSESSABLE SHARES OF THE CLASS A ORDINARY SHARES PAR VALUE OF $0.09 EACH OF MAASE INC. TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS CUSIP NO. MIN ZHOU CEO YUANFENYANG CFO DATED: COUNTERSIG ED AND REGISTERED : TRANSHAFIE UORPDRATIDN Transfer Agent By Authorized Signature Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764 303.662.1112